EXHIBIT 10.19(b)
SECOND AMENDMENT TO LEASE

AZTAR CORPORATION
BILTMORE FINANCIAL CENTER I

     THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”) is made and entered for reference purposes on March 7, 2001 with an effective date of February 15, 2001, by and between EAST CAMELBACK ROAD. INC., a Florida corporation (“Landlord”), successor-in-interest by assignment and assumption to SFERS Real Estate Corp. S Limited Partnership, an Arizona limited partnership (“SFERS”), as landlord, and AZTAR CORPORATION, a Delaware corporation (“Tenant”), as tenant.
RECITALS
     A. This Second Amendment is entered into in consideration of the mutual promises, covenants and conditions set forth below, the receipt and sufficiency of which are hereby acknowledged by the parties.
     B. SFERS and Tenant entered into that certain Lease and Exhibits A through C thereto dated for reference purposes August 25, 1997, as amended by that certain First Amendment to Lease dated for reference purposes May 26, 2000, (collectively, the “Lease”) pertaining to Suite 400 consisting of approximately 13,058 rentable square feet (the “Premises”) in the office building located at 2390 East Camelback Road in Phoenix, Arizona, commonly known as “Biltmore Financial Center I” (the “Building”).
     C. Landlord is the current landlord and Tenant is the current tenant under the Lease.
     D. The parties desire to revise the Base Year of the Lease and make certain other amendments to the Lease, subject to the terms set forth in the Lease, as amended herein.
     E. Capitalized terms used in this Second Amendment without definition shall have the meanings given to such terms in the Lease.
AGREEMENTS
     1. Landlord’s Address. The “Landlord’s Address” set forth on the Reference Page of the Lease is revised to delete the words “with a copy to: “Brier & Irish, P.L.C., 4201 North 24th Street, Phoenix, Arizona 85016, Attn: Robert N. Brier, Esq.”, and to replace them with the words “with a copy to: Brier & Irish, P.L.C., 2400 East Arizona Biltmore Circle, Suite 1290, Phoenix, Arizona 85016, Attn: Robert N. Brier, Esq.”.

     2. Base Year (Direct Expenses). The number “1998” in the section entitled “Base Year (Direct Expenses)” set forth on the Reference Page of the Lease is deleted and replaced with “2001”.
     3. Base Year (Taxes). The number “1998” in the section entitled “Base Year (Taxes) set forth on the Reference Page of the Lease is deleted and replaced with “2001”.
     4. Lease Status. Tenant hereby represents and warrants to Landlord that there are no offsets or credits against rentals. Further, Tenant agrees that there are no existing claims or causes of action against Landlord arising out of the Lease nor are there any existing defenses which Tenant has against the enforcement of the Lease by Landlord.
     5. Ratification. It is understood and agreed that the Lease is ratified, affirmed and in full force and effect, and has not been modified, supplemented or amended in any way except as herein provided. In the event of any inconsistency between the terms of the Lease and this Second Amendment, the terms of this Second Amendment shall prevail. All references in the Lease to “this Lease” shall be deemed references to the Lease as modified by this Second Amendment.
     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Second Amendment as of the day and year first above written.

LANDLORD:	EAST CAMELBACK ROAD, INC., a Florida corporation
	By:	/s/ Michael J. Krier
Michael J. Krier
Its: Vice President

Date: April 4, 2001

TENANT:	AZTAR CORPORATION, a Delaware corporation
	By:	/s/ Nelson W. Armstrong, Jr.
Nelson W. Armstrong, Jr.
Its: Vice President Administration & Secretary

Date: March 14, 2001

2